UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VERSO CORPORATION
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This filing contains the following two agreements entered into in connection with the Membership Interest Purchase Agreement dated November 11, 2019, by and among Verso Paper Holding LLC, Verso Corporation (“Verso”) and Pixelle Specialty Solutions LLC (“Pixelle”):

1.                   Restructuring Agreement, dated November 11, 2019, by and among Verso, Verso Paper Holding LLC, Verso Minnesota Wisconsin LLC, Verso Energy Holding LLC and Verso Androscoggin LLC, the material terms of which are summarized on page 63 of Verso’s definitive proxy statement filed with the Securities & Exchange Commission on December 30, 2019.

2.                   Pulp Supply Agreement Term Sheet (the “Pulp Supply Term Sheet”), dated November 11, 2019, by and between Verso and Pixelle, the material terms of which are summarized on page 74 of Verso’s definitive proxy statement filed with the Securities & Exchange Commission on December 30, 2019. As described in the Pulp Supply Term Sheet, Verso has agreed to supply Pixelle at the Stevens Point, Wisconsin mill with 4,600 air-dry metric tons of dried baled hardwood per month and 4,300 air-dry metric tons of wet-lap hardwood pulp per calendar month, in each case subject to a difference of +/- 10% air-dry metric tons per calendar month, for a four-year period following the closing of the pending sale transaction with Pixelle, with an option, at Pixelle’s election, to extend such term for one additional four-year period. The price for the dried baled hardwood pulp will be determined monthly based on the RISI Table 5 Index price for dried baled hardwood pulp delivered to the United States, less a 43% discount for shipments of dried baled hardwood pulp, and less a 46% discount for wet-lap hardwood pulp. The pricing for the dried baled hardwood pulp reflects the market price of dried baled pulp at the time the order is placed by Pixelle and the pricing for the wet-lap hardwood pulp reflects a minor discount from the market price of pulp at the time the order is placed by Pixelle. Market pulp is customarily shipped as an air-dry baled product and, therefore, the discount for wet-lap pulp reflects the nature of the product as a non-standard form of market pulp. The foregoing description of the Pulp Supply Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the Pulp Supply Term Sheet, a copy of which is filed as Exhibit 2 hereto.

Exhibit 1

RESTRUCTURING AGREEMENT

This RESTRUCTURING AGREEMENT, dated as of November 11, 2019 (this “Agreement”), is entered into by and among (i) Verso Corporation, a Delaware corporation (“Seller Parent”); (ii) Verso Paper Holding LLC, a Delaware limited liability company (“Seller”) (iii) Verso Minnesota Wisconsin LLC, a Delaware limited liability company (“VMW”); (iv) Verso Energy Holding LLC, a Delaware limited liability company (“VEH” and collectively with Seller Parent, Seller and VMW, the “Transferring Parties”) and (v) Verso Androscoggin LLC, a Delaware limited liability company (the “Company”). Each of Seller Parent, Seller, VMW, VEH and the Company may be hereinafter referred to as a “Party” and jointly as the “Parties”.

R E C I T A L S

WHEREAS, concurrently with the execution hereof, Seller Parent, Seller and Pixelle Specialty Solutions LLC, a Delaware limited liability company (“Buyer”) have entered into to that certain Membership Interest Purchase Agreement (the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, Buyer shall, at Closing, acquire the Business by acquiring all of the Interests of the Company; and

WHEREAS, in connection with the sale of the Interests and the consummation of the other transactions contemplated by the Purchase Agreement, certain members of the Seller Group (including the Transferring Parties) desire to transfer to the Company, and the Company desires to acquire and assume from such members of the Seller Group, certain assets and liabilities related to the Business, in each case on the terms and subject to the conditions set forth in this Agreement and in order to consummate the Restructuring as contemplated by the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, and for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

As used in this Agreement, the following terms shall have the following meanings:

“Acquired Assets” shall have the meaning ascribed to such term in Section 2.1(c).

“Acquired Owned Real Property” shall mean, collectively, the Stevens Point Acquired Owned Real Property and the Other Acquired Owned Real Property.

“Acquired Real Property” shall mean, collectively, the Stevens Point Acquired Real Property and the Other Acquired Real Property.

“Acquired Real Property Leases” shall mean, collectively, the Stevens Point Acquired Real Property Leases and the Other Acquired Real Property Leases.

“Acquired Records” shall have the meaning ascribed to such term in Section 2.1(b)(xiii).

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Androscoggin Mill” means, collectively, the Company’s pulp and paper mill located on or about 300 Riley Road, Jay (Androscoggin), Maine, together with ancillary processing sites and associated woodyards throughout Maine supporting such mill.

“Assignment of Equity Interests” means the Assignment of Equity Interests, substantially in the form attached hereto as Exhibit A, assigning the VES Interests to the Company pursuant to Section 2.1(c).

“Assignment of Intellectual Property” means the Assignment of Intellectual Property, substantially in the form attached hereto as Exhibit B, assigning the Business Intellectual Property to the Company pursuant to Section 2.1(b)(v).

“Assumed Business Liabilities” shall have the meaning ascribed to such term in Section 2.1(e).

“Assumed Liabilities” means the Assumed Business Liabilities.

“Bill of Sale and Assignment and Assumption Agreement” means the Bill of Sale and Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit C, assigning the Acquired Assets (other than the VES Interests, the Business Intellectual Property and the Acquired Real Property) pursuant to Section 2.1.

“Business Transfer Documents” shall have the meaning ascribed to such term in Section 2.3(a).

“Buyer Rights” shall have the meaning ascribed to such term in Section 2.6(a).

“Cancelled Permits” shall have the meaning ascribed to such term in Section 2.5(d).

“Casualty Loss” shall have the meaning ascribed to such term in Section 3.3.

“Commingled Contracts” means those Contracts that relate to both the Business and one or more of the other businesses of the Seller Group.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Company Accounts” shall have the meaning ascribed to such term in Section 2.7.

“CWPCO Assets” means any assets located at the Stevens Point Mill that are owned by Consolidated Water Power Company and not leased by any member of the Seller Group.

“FCC” shall have the meaning ascribed to such term in Section 2.5(d).

“Goodwill” means all goodwill and going concern value and other intangible assets, if any.

“Lease Assignment and Assumption Agreement” means a commercially reasonable assignment and assumption of lease or local equivalent thereof for the transfer of one or more Acquired Real Property Leases, subject to Permitted Liens.

“Leased Motor Vehicles” shall have the meaning ascribed to such term in Section 2.1(b)(vii)(B).

“New Hampshire Woodyard” means the Company’s woodyard located on or about 1332 Ossipee Lake Road, Freedom, New Hampshire.

“Non-Inventory Tangible Assets” shall have the meaning ascribed to such term in Section 2.1(a)(iii).

“Other Acquired Assets” shall have the meaning ascribed to such term in Section 2.1(b).

“Other Acquired Owned Real Property” shall have the meaning ascribed to such term in Section 2.1(b)(ii).

“Other Acquired Real Property” shall have the meaning ascribed to such term in Section 2.1(b)(iii).

“Other Acquired Real Property Leases” shall have the meaning ascribed to such term in Section 2.1(b)(iii).

“Owned Motor Vehicles” shall have the meaning ascribed to such term in Section 2.1(b)(vii)(A).

“Post-Closing GIPOP Costs” means any costs, including capital and operating costs, imposed on or payable by any member of the Seller Group, the Company or their respective Affiliates under the GIPOP Agreement of General Partnership, as amended, on or after the Closing Date, excluding, for the avoidance of doubt, any amounts owed in connection with the Gorham Past Due Amount.

“Pre-Closing GIPOP Costs” means any costs, including capital and operating costs, imposed on or payable by any member of the Seller Group, the Company or their respective Affiliates under the GIPOP Agreement of General Partnership, as amended, prior to the Closing Date, including, for the avoidance of doubt, any amounts owed in connection with the Gorham Past Due Amount (as defined Schedule 3.11 of the Purchase Agreement).

“Purchase Agreement” shall have the meaning ascribed to such term in the Recitals.

“Retained Assets” shall have the meaning ascribed to such term in Section 2.1(d).

“Retained Business Liabilities” shall have the meaning ascribed to such term in Section 2.1(f).

“Retained Real Property” shall have the meaning ascribed to such term in Section 2.1(d)(vii).

“Retained Records” shall have the meaning ascribed to such term in Section 2.1(d)(v).

“Seller” shall have the meaning ascribed to such term in the Preamble.

“Seller Accounts” shall have the meaning ascribed to such term in Section 2.7.

“Seller Group” shall have the meaning ascribed to such term in the Purchase Agreement; provided that, as used herein and unless otherwise specified, Seller Group shall exclude the Company, VES and their Subsidiaries.

“Seller Parent” shall have the meaning ascribed to such term in the Preamble.

“Seller Rights” shall have the meaning ascribed to such term in Section 2.6(b).

“Separation Time” means the time that is immediately prior to the Closing.

“Special Warranty Deed” means a special warranty deed (or local equivalent) for the transfer of any Acquired Owned Real Property, subject to Permitted Liens, substantially in the form attached hereto as Exhibit D, together with such instruments, affidavits, tax returns and other agreements as are required under applicable Law in connection with recording such special warranty deed.

“Stevens Point Acquired Contracts” shall have the meaning ascribed to such term in Section 2.1(a)(v).

“Stevens Point Acquired Owned Real Property” shall have the meaning ascribed to such term in Section 2.1(a)(i).

“Stevens Point Acquired Real Property” shall have the meaning ascribed to such term in Section 2.1(a)(ii).

“Stevens Point Acquired Real Property Leases” shall have the meaning ascribed to such term in Section 2.1(a)(ii).

“Stevens Point Acquired Software” shall have the meaning ascribed to such term in Section 2.1(a)(iv).

“Stevens Point Mill” means, collectively, Seller Group’s pulp and paper mill located on or about 707 Arlington Place, Stevens Point, Wisconsin, together with ancillary processing sites and associated lots supporting such mill.

“Temporary Authority” shall have the meaning ascribed to such term in Section 2.5(d).

“Third Party Assets” means any assets located at either the Androscoggin Mill or the Stevens Point Mill that are owned by third parties and not leased by the Seller Group.

“Transferring Parties” shall have the meaning ascribed to such term in the Preamble.

“VEH” shall have the meaning ascribed to such term in the Preamble.

“VMW” shall have the meaning ascribed to such term in the Preamble.

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. The terms set forth in Sections 1.2 and 10.7 of the Purchase Agreement are incorporated by reference herein, mutatis mutandis.

ARTICLE II

THE SEPARATION

2.1               Transfer of Acquired Assets and Assumption of Assumed Business Liabilities.

(a)                Stevens Point Acquired Assets. At or prior to the Separation Time, the applicable Transferring Party shall (and Seller Parent shall cause any other member of the Seller Group, to the extent applicable, to) assign, transfer, deliver and convey to the Company, and the Company shall acquire from the applicable Transferring Party (or such other member of the Seller Group, if applicable), the Stevens Point Acquired Assets, free and clear of all Liens (except Permitted Liens). For purposes of this Agreement, “Stevens Point Acquired Assets” means any member of the Seller Group’s right, title and interest in, under and to the following assets of the portion of the Business related to the Stevens Point Mill (in each case, other than any Retained Assets):

(i)             the Owned Real Property comprising the Stevens Point Mill, the individual parcels of which are listed on Schedule 2.1(a)(i), including, in each case, all land improvements, structures, buildings, factories, plants, fixtures, building improvements, and all easements, rights of way and other appurtenances pertaining thereto or accruing to the benefit thereof (the “Stevens Point Acquired Owned Real Property”);

(ii)             the Leased Real Property used in connection with the Stevens Point Mill, the underlying leases of which are listed on Schedule 2.1(a)(ii), including, in each case, to the extent included in such lease, leasehold rights to all land improvements, structures, buildings, factories, plants, fixtures, building improvements, and all appurtenances pertaining thereto or accruing to the benefit thereof (the “Stevens Point Acquired Real Property Leases” and such Leased Real Property, together with the Stevens Point Acquired Owned Real Property, the “Stevens Point Acquired Real Property”);

(iii)            the assets located at the Stevens Point Mill and used in connection with the operations of the Business conducted thereat, of the following types (collectively, the “Non-Inventory Tangible Assets”): machinery, tools and equipment, furniture and fixtures, service parts, packaging materials, operating and storeroom materials and supplies; and including, subject to Section 2.5, any leased Non-Inventory Tangible Assets and the leases associated therewith. The Non-Inventory Tangible Assets include but are not limited to those items set forth on Schedule 2.1(a)(iii), either individually or by category descriptions;

(iv)            the computer server and equipment primarily related to the portion of the Business related to the Stevens Point Mill, including those listed on Schedule 2.1(a)(iv) and the Software used primarily in the operations of the Business related to the Stevens Point Mill, including those identified on Schedule 2.1(a)(iv), but only to the extent such Software can be transferred or assigned by the applicable member of the Seller Group to the Company pursuant to the terms of the applicable Software license agreement without the requirement of any fee or third party Consent (the “Stevens Point Acquired Software”);

(v)             subject to Section 2.5, (A) the Contracts primarily related to the portion of the Business related to the Stevens Point Mill, including those listed on Schedule 2.1(a)(v)(A) (collectively, the “Stevens Point Acquired Contracts”); and (B) all Contracts with respect to the leased Non-Inventory Tangible Assets;

(vi)            to the extent transferable, all Permits (including Environmental Permits) held by a member of the Seller Group and primarily related to the portion of the Business related to the Stevens Point Mill; and

(vii)          all Goodwill associated with the portion of the Business related to the Stevens Point Mill or with the Stevens Point Acquired Assets, together with the right to represent to third parties that the Company is the successor to the portion of the Business related to at the Stevens Point Mill; provided, however, such Goodwill shall not include the financial Goodwill on any member of the Seller Group’s balance sheet or the consolidated balance sheet of Seller Parent.

(b)               Other Acquired Assets. At or prior to the Separation Time, Seller Parent shall, or shall cause the applicable member of Seller Group to, assign, transfer, deliver and convey to the Company and the Company shall acquire from Seller Parent or the applicable member of Seller Group, free and clear of all Liens, except Permitted Liens (in each case, other than any Retained Assets) (collectively, the “Other Acquired Assets”):

(i)              the Current Assets (which includes, for the avoidance of doubt, the Inventory as of September 30, 2019, calculated on a basis consistent with the Business’ accounting practices as of such date, including the Inventory listed on Schedule 2.1(b)(i), except for any such Inventory disposed of in the Ordinary Course of Business prior to the Separation Time);

(ii)             any Owned Real Property comprising the Androscoggin Mill or the New Hampshire Woodyard that is not held by the Company, the individual parcels of which are listed on Schedule 2.1(b)(ii), including, in each case, all land improvements, structures, buildings, factories, plants, fixtures, building improvements, and all easements, rights of way and other appurtenances pertaining thereto or accruing to the benefit thereof (collectively, the “Other Acquired Owned Real Property”);

(iii)            any Leased Real Property used in connection with the Androscoggin Mill or the New Hampshire Woodyard that is not held by the Company (as the tenant), the underlying leases of which are listed on Schedule 2.1(b)(iii), including, in each case, to the extent included in such lease, leasehold rights to all land improvements, structures, buildings, factories, plants, fixtures, building improvements, and all appurtenances pertaining thereto or accruing to the benefit thereof (the “Other Acquired Real Property Leases” and such Leased Real Property, together with the Other Acquired Owned Real Property, the “Other Acquired Real Property”);

(iv)           subject to Section 2.5, the Contracts primarily related to the Business (to the extent not Stevens Point Acquired Contracts), including those set forth on Schedule 2.1(b)(iv);

(v)             the Business Intellectual Property and all past, present and future causes of action and other enforcement actions relating to the Business Intellectual Property and all rights to collect royalties, damages and profits, relating to any of the foregoing, including the right to sue and recover for, and the right to profits and damages, arising out of or in connection with, any and all past, present or future infringements of any Business Intellectual Property;

(vi)            the internet domain names primarily related to the Business, including those listed on Schedule 2.1(b)(vi);

(vii)           (A) title to the motor vehicles primarily related to the Business, including those listed on Schedule 2.1(b)(vii)(A) (the “Owned Motor Vehicles”), and (B) all Leases and rentals for the leased and rented motor vehicles primarily related to the Business, including those listed on Schedule 2.1(b)(vii)(B) (the “Leased Motor Vehicles”);

(viii)          to the extent transferable, all Permits (including Environmental Permits) held by a member of the Seller Group and primarily related to the Business or any Acquired Asset;

(ix)             all telecopy and phone numbers primarily related to the Business, including those listed on Schedule 2.1(b)(ix);

(x)              all partnership interests held by any member of the Seller Group in GIPOP, to the extent any member of the Seller Group holds such interests;

(xi)             all claims, causes of action, defenses and rights of offset or counterclaim (at any time or in any manner arising or existing, whether choate or inchoate, known or unknown, contingent or non-contingent) (including in respect of all guarantees, indemnities and similar rights and under insurance policies) to the extent primarily arising out of or related to the Business;

(xii)           any information relating to Tax imposed on or with respect to the Other Acquired Assets; provided that confidential information that pertains to any member of the Seller Group may be redacted;

(xiii)           all books, records, files and papers (or portion thereof), whether in hard copy or computer format, including engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, accounting records and any information relating to Tax (provided that confidential information that pertains solely to any member of the Seller Group may be redacted) imposed on or with respect to the Acquired Assets, in each case to the extent related to the Business and subject to applicable limitations on transfer by Law, but excluding all Retained Records (the “Acquired Records”);

(xiv)          a copy of administrative data relating to the Business Employees, containing only name, address, title, function, date of hire and compensation and benefits;

(xv)           to the extent transferable, all rights under warranties, express or implied, primarily related to the Business;

(xvi)          any rebates, allowances, receivables and similar payments or amounts, received from a supplier or otherwise, whether accruing or arising before or after the Closing Date, primarily related to the Business; and

(xvii)         any Non-Inventory Tangible Assets located at the Androscoggin Mill and used in connection with the operations of the Business conducted thereat, including, subject to Section 2.5, any leased Non-Inventory Tangible Assets and the leases associated therewith.

(c)               VES Interests. At or prior to the Separation Time, VEH shall convey, assign, transfer and deliver to the Company and the Company shall acquire and accept from VEH, all of the issued and outstanding equity interests of VES, free and clear of all Liens (such equity interests, the “VES Interests”, and collectively with the Stevens Point Acquired Assets and the Other Acquired Assets, the “Acquired Assets”).

(d)               Retained Assets. Notwithstanding anything to the contrary contained in Section 2.1(a), (b) or (c), the Parties acknowledge and agree that the members of the Seller Group shall respectively retain all right, title and interest to, in and under, all of the following (collectively, the “Retained Assets”):

(i)               all Cash (other than security deposits under any Stevens Point Acquired Real Property Leases, any Other Acquired Real Property Leases or any other deposits or other financial assurances held by a third-party as of the Closing);

(ii)             all bank accounts owned and/or maintained by any member of the Seller Group;

(iii)            the Contracts listed on Schedule 2.1 (d)(iii);

(iv)           the Retained Marks and all other Intellectual Property and other intangible rights of the Seller Group, other than the Business Intellectual Property;

(v)             all Governing Documents, Tax Returns unrelated to the Acquired Assets or solely of the Seller Group, minute books, stock books or other records having to do with the corporate organization of the Seller Group, all employee-related or employee benefit-related files or records, and any other books and records which the Seller Group is prohibited from disclosing or transferring to the Company under applicable Law (the “Retained Records”);

(vi)            insurance policies of the Seller Group and all rights, claims or causes of action relating thereto (except to the extent expressly contemplated by Section 3.3);

(vii)           all real property interests of the Seller Group, whether owned or leased, wherever located, that are not Acquired Real Property (the “Retained Real Property”);

(viii)          all rights, claims and causes of action to the extent relating to any Retained Asset or Retained Business Liability;

(ix)             all equity interests in each direct or indirect Subsidiary of Seller Parent (other than the Company, VES or any of their Subsidiaries);

(x)              the CWPCO Assets;

(xi)             all rights and claims of any member of the Seller Group under the Transaction Agreements and the other agreements related thereto; and

(xii)            all of the assets set forth on Schedule 2.1(d)(xii).

(e)               Assumed Business Liabilities. Except as otherwise provided in Section 2.1(f), upon the terms and subject to the conditions of this Agreement, at or prior to the Separation Time, each Transferring Party agrees to (or agrees to cause the applicable member of Seller Group to) assign to the Company, and the Company agrees to assume, pay, perform and discharge after the Closing, in accordance with their respective terms, the Liabilities set forth below, in each case solely to the extent exclusively relating to the portion of the Business related to the Stevens Point Mill or the Acquired Assets (collectively, the “Assumed Business Liabilities”):

(i)               the Current Liabilities to the extent included in Final Working Capital;

(ii)              any Liabilities under any Contracts included in the Acquired Assets to the extent arising on or after the Closing Date, except to the extent arising from or relating to any events or circumstances or breach of or default under such Contracts before the Closing Date;

(iii)            any Liabilities arising out of any Legal Proceeding to the extent relating to the ownership or operation on or after the Closing Date of the Business or the Acquired Assets;

(iv)            any Liabilities under Environmental Laws to the extent relating to the ownership or operation on or after the Closing Date of the Business by the Company or the Acquired Assets; provided, that, for the avoidance of doubt, such Liabilities shall (A) include the costs of (I) closure, post-closure care and monitoring after the Closing Date for any active landfill at the Androscoggin Mill or Stevens Point Mill; except, and only to the extent that, as of Closing, all Permits required by Law for such landfill have not been obtained and/or any closure plan required by Law has not been approved by the relevant Governmental Authorities and, in each case, the Company is actually prejudiced thereby, (II) post-closure care and monitoring after the Closing Date for any landfill at the Androscoggin Mill or the Stevens Point Mill that was closed prior to the Closing Date; except, and only to the extent that, as of the Closing, all Permits required by Law for the closure of any such landfill have not been obtained and/or any closure plan required by Law has not been approved by the relevant Governmental Authorities and, in each case, the Company is actually prejudiced thereby, (III) removal, decommissioning, closure and post-closure care associated with any (x) paper machine at the Androscoggin Mill or the Stevens Point Mill, or (y) other asset of the Company, after giving effect to the Restructuring, used in the Business as of the Closing Date (other than the assets described in clauses (A)(I)-(II), (A)(III)(x), (A)(IV) and clause (B)(I) of this Section 2.1(e)(iv), as applicable) that is, in each case, removed, decommissioned or closed by the Company after the Closing Date, and (IV) removal, decommissioning, closure and post-closure care associated with any other asset of the Company, after giving effect to the Restructuring, not used in the Business as of the Closing Date (other than the assets described in clauses (A)(I)-(II), (A)(III)(x)-(y) and clause (B)(I) of this Section 2.1(e)(iv), as applicable) that is removed, decommissioned or closed by the Company after the Closing Date, but including in this clause (A)(IV), for the avoidance of doubt, any landfill or other waste treatment or disposal area or facility to the extent for which the Company has not assumed the costs of closure, post-closure care and/or monitoring in connection therewith under clauses (A)(I) and (A)(II) above; provided, that the Company shall be responsible for costs in connection with this clause (IV), in the aggregate, up to $2,000,000, and any costs in excess of such amount that arise under this clause (IV) shall be the responsibility of, and shall be discharged by, the Seller Parent, but (B) exclude (I) the costs of removal, decommissioning, closure and post-closure care associated with the fuel oil storage tank located at the Androscoggin Mill that is owned by the Company but not used as of the Closing Date and that is removed, decommissioned or closed by the Company after the Closing Date and (II) in each of cases (A)(I)-(IV) and (B)(I), any Liabilities under Environmental Law or any Environmental Permit to the extent relating to any Release of Hazardous Materials at any time prior to the Closing Date; and

(v)             the Post-Closing GIPOP Costs.

(f)                Retained Business Liabilities. Notwithstanding any provision in this Agreement, the Company is not assuming any of the following Liabilities, which shall be retained by and remain Liabilities of the applicable member of Seller Group or, to the extent such Liabilities are Liabilities of the Company, VES or any Subsidiary thereof, Seller Parent agrees to assume, pay, perform and discharge such Liabilities (all such Liabilities and obligations being herein referred the “Retained Business Liabilities”):

(i)              costs and expenses incurred in connection with this Agreement and the Restructuring, including Transaction Taxes incurred as a result of the Restructuring;

(ii)              any Liabilities arising out of any Legal Proceeding to the extent relating to the ownership or operation prior to the Closing Date of the Business or the Acquired Assets;

(iii)            any Liabilities to the extent arising out of or related to any Retained Asset, including the Retained Real Property, whether arising prior to, at or after the Closing;

(iv)             any Liabilities under any Contracts included in the Acquired Assets or any Contracts which are Contracts of the Company, VES or any Subsidiary thereof to the extent arising from or relating to any events or circumstances or breach of or default under such Contracts before the Closing Date;

(v)              any Liabilities under Environmental Laws to the extent relating to the ownership or operation at any time prior to the Closing Date of the Business or the Acquired Assets, including any Release of Hazardous Materials to the Gulf Island Pond or the Androscoggin River and any Liabilities arising or imposed after the Closing in connection with human exposure to such Hazardous Materials or with any dredging, investigation, containment or remediation of such Hazardous Materials and any related natural resource damages; provided, that, for the avoidance of doubt, such Liabilities shall (A) exclude the costs of (I) closure, post-closure care and monitoring after the Closing Date for any active landfill at the Androscoggin Mill or Stevens Point Mill; except, and only to the extent that, as of Closing, all Permits required by Law for such landfill have not been obtained and/or any closure plan required by Law has not been approved by the relevant Governmental Authorities and, in each case, the Company is actually prejudiced thereby, then such costs shall be the responsibility of, and shall be discharged by, the Seller Parent, (II) post-closure care and monitoring after the Closing Date for any landfill at the Androscoggin Mill or the Stevens Point Mill that was closed prior to the Closing Date; except, and only to the extent that, as of the Closing, all Permits required by Law for the closure of any such landfill have not been obtained and/or any closure plan required by Law has not been approved by the relevant Governmental Authorities and, in each case, the Company is actually prejudiced thereby then such costs shall be the responsibility of, and shall be discharged by, the Seller Parent, (III) removal, decommissioning, closure and post-closure care associated with any (x) paper machine at the Androscoggin Mill or the Stevens Point Mill, or (y) other asset of the Company, after giving effect to the Restructuring, used in the Business as of the Closing Date (other than the assets described in clauses (A)(I)-(II), (A)(III)(x), (A)(IV) and clause (B)(I) of this Section 2.1(f)(v), as applicable) that is, in each case, removed, decommissioned or closed by the Company after the Closing Date, and (IV) removal, decommissioning, closure and post-closure care associated with any other asset of the Company, after giving effect to the Restructuring, not used in the Business as of the Closing Date (other than the assets described in clauses (A)(I)-(II), (A)(III)(x)-(y) and clause (B)(I) of this Section 2.1(f)(v), as applicable) that is removed, decommissioned or closed by the Company after the Closing Date, but including in this clause (A)(IV), for the avoidance of doubt, any landfill or other waste treatment or disposal area or facility to the extent for which the Company has not assumed the costs of closure, post-closure care and/or monitoring in connection therewith under clauses (A)(I) or (A)(II) of Section 2.1(e)(iv), provided, that the Company shall be responsible for costs in connection with this clause (IV), in the aggregate, up to $2,000,000, and any costs in excess of such amount that arise under this clause (IV) shall be the responsibility of, and shall be discharged by, the Seller Parent, but (B) include (I) the costs of removal, decommissioning, closure and post-closure care associated with the fuel oil storage tank located at the Androscoggin Mill that is owned by the Company but not used as of the Closing Date and that is removed, decommissioned or closed by the Company after the Closing Date and (II) in each of cases (A)(I)-(IV) and (B)(I), any Liabilities under Environmental Law or any Environmental Permit to the extent relating to any Release of Hazardous Materials at any time prior to the Closing Date; and

(vi)             the Pre-Closing GIPOP Costs; and

(vii)            any Liabilities for customer reserves and allowances for rebates and selling commissions, accruing or arising before the Closing Date, primarily related to the Business.

(g)               (i) A single asset may fall within more than one of (A) clauses (i) through (vii) of the definition of Stevens Point Acquired Assets; or (B) clauses (i) through (xvii) of the definition of Other Assets; and (ii) a single liability may fall within more than one of (A) clauses (i) through (iv) of the definition of Assumed Business Liabilities; or (B) clauses (i) through (vii) of the definition of Retained Business Liabilities; such fact does not imply that (i) such asset or liability (as applicable) shall be transferred or retained (as applicable) more than once or (ii) any duplication of such asset or liability (as applicable) is required.

(h)               Notwithstanding anything herein to the contrary, in no event shall it be deemed that any member of the Seller Group be required pursuant to this Agreement to assign, transfer, deliver and convey to the Company the Third Party Assets or the CWPCO Assets.

2.2            [Reserved].

2.3            Transfer Documents; Property Taxes.

(a)               In furtherance of the assignment, transfer, conveyance and delivery of the Acquired Assets and the assumption of the Assumed Business Liabilities and Retained Business Liabilities in accordance with Section 2.1, on or prior to the date that any such Acquired Assets are assigned, transferred, conveyed or delivered or any such Assumed Business Liabilities or Retained Business Liabilities are assumed (x) the applicable members of the Seller Group shall deliver duly executed bills of sale, deeds, certificates of title, assignments of Contracts, affidavits of title and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of such member of the Seller Group’s right, title and interest in and to such Acquired Assets to the Company; and (y) the Company and the applicable members of the Seller Group shall execute and deliver such assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of such Assumed Business Liabilities by the Company or Retained Business Liabilities by the applicable members of the Seller Group, in each case in form and substance reasonably acceptable to the Parties and the Buyer, and with respect to instruments transferring real property interests, in forms with such provisions as are required by applicable Law or custom in the jurisdiction in which the relevant assets are located. All of the foregoing documents contemplated by this Section 2.3 in a form and substance reasonably acceptable to the Parties and the Buyer shall be referred to collectively herein as the “Business Transfer Documents”. Without limiting the generality of the foregoing, the Business Transfer Documents shall include each of the following documents:

(i)               the Assignment of Equity Interests;

(ii)              the Assignment of Intellectual Property;

(iii)             the Bill of Sale and Assignment and Assumption Agreement;

(iv)             one or more Special Warranty Deeds; and

(v)              one or more Lease Assignment and Assumption Agreements.

(b)               In furtherance of the assignment, transfer, conveyance and delivery of the Acquired Assets and the assumption of the Assumed Business Liabilities and Retained Business Liabilities in accordance with Section 2.1, all real and personal property Taxes and similar ad valorem Taxes imposed on, or levied with respect to the Acquired Assets shall be prorated between the applicable members of the Seller Group and the Company as of the date that any such Acquired Assets are assigned, transferred, conveyed or delivered or any such Assumed Business Liabilities are assumed. Nothing in this Agreement will be construed to limit in any way Buyer’s rights to indemnification for Taxes pursuant to Section 9.2(a) of the Purchase Agreement.

2.4            Post-Separation Time Transfer of Assets.

(a)               If and to the extent after Closing it is identified that any Acquired Asset was not transferred or assigned to, or any Assumed Liability is not assumed by, the Company or Retained Business Liability is not assumed by the applicable member of the Seller Group, at or prior to the Separation Time, then any such asset or liability shall be held or maintained, as applicable, by the applicable member of the Seller Group for the use and benefit of the Company (at the expense of the Company) or by the Company for the use and benefit of the applicable member of the Seller Group (at the expense of such member of the Seller Group) and:

(i)               the applicable member of the Seller Group shall as soon as reasonably practicable, assign, transfer, convey and deliver to the Company, and the Company shall accept from such member of the Seller Group, all of such Seller Group member’s right, title and interest in and to such Acquired Assets;

(ii)              the Company shall, as soon as reasonably practicable, accept, assume and agree faithfully to perform, discharge and fulfill all such Assumed Business Liabilities in accordance with their respective terms; and

(iii)             the applicable member of the Seller Group shall, as soon as reasonably practicable, accept, assume and agree faithfully to perform, discharge and fulfill all such Retained Business Liabilities in accordance with their respective terms.

2.5            Consents; Filings.

(a)               Prior to the Separation Time, each of the Company and the applicable members of the Seller Group (including the Transferring Parties) shall use reasonable best efforts to give all notices to, and obtain all Consents from, all Persons required pursuant to any (i) Contract included in the Acquired Assets; provided, however, that neither the Company nor the Transferring Parties shall have any obligation to (A) amend or modify any Contract; (B) pay any consideration or give anything of value to any Person for the purpose of obtaining any such Consent or (C) pay any costs and expenses of any third-party resulting from the process of obtaining such Consent and (ii) Permit (including any Environmental Permit) required for the operation of the Business, including making any required filings and providing any reasonably required documentation to any Governmental Authority in connection with any application for renewal, transfer, modification, amendment or issuance of any such Permit. If any such Consent or Permit is not obtained prior to the Separation Time, then, until the earlier of such time such Consent or Permit is obtained or 12 months after the Closing Date, the Transferring Parties shall cooperate with the Company in any arrangement reasonably acceptable to the Parties intended to (i) provide the Company, to the fullest extent reasonably practicable, the economic and other claims, rights and benefits of any such Contract or Permit and (ii) cause the Company to bear all costs and Liabilities thereunder from and after the Separation Time in accordance with this Agreement.

(b)              The Company acknowledges that certain Consents and waivers with respect to the transactions contemplated by this Agreement may be required from parties to the Contracts included in the Acquired Assets and in connection with the Permits and that such Consents and waivers may not be obtained prior to Separation Time and that receipt of any such Consent shall in no event be a condition to the consummation of the Reorganization or the other Contemplated Transactions.

(c)              Prior to the Separation Time, the Company shall make filings with the appropriate Governmental Authorities to qualify the Company to transact business in the State of Wisconsin and any other state necessary to transact the Business in the Ordinary Course of Business.

(d)              Seller Group will submit any required applications to the Federal Communications Commissions (“FCC”) or take other actions as may be necessary or advisable to surrender and cancel the Permits set forth on Schedule 2.5(d) (“Cancelled Permits”) on the Closing Date. The Company acknowledges and agrees that, in order to operate using the frequencies authorized by the Cancelled Permits, it will be required to obtain new Permits from the FCC. At the Buyer’s request prior to the Closing Date, Seller Group shall use reasonable best efforts to cooperate with the Company and/or Buyer if the Company or Buyer seeks to file an application with the FCC to obtain temporary authority to operate using the frequencies authorized by the Cancelled Permits from the Closing Date until such as the new Permits are granted to the Company, the Buyer or their applicable Affiliate (“Temporary Authority”). Seller Group shall have no obligation to assist the Company or Buyer with obtaining FCC approval for Temporary Authority or for new Permits to replace the Cancelled Permits after the Closing Date.

2.6            Treatment of Commingled Contracts.

(a)               From and after the Closing Date until the date that is 12 months from the Closing Date, with respect to any Commingled Contract that has not been assigned to the Company or its Affiliates (i) at the request of the Company, Seller Parent will, and will direct or cause the other members of the Seller Group, to the extent permitted by applicable Law, to use reasonable best efforts (which efforts will not require that the Seller Group pay a third party any money, commence or participate in any Legal Proceeding or offer or grant any accommodation (financial or otherwise) to any third party) to obtain for the Company any right or benefit arising under or resulting from the portion of such Commingled Contracts exclusively relating to the Business (collectively, the “Buyer Rights”) and will cooperate, to the extent permitted by applicable Law, with the Company in any other reasonable arrangement proposed by the Company under which (x) the Company would, in compliance with applicable Law, obtain the benefits and assume the obligations and bear the economic burdens associated with such Commingled Contract to the same extent that the Business derived a benefit (or assumed the obligations and bore the economic burdens) therefrom prior to the Closing Date and (y) Seller Parent would, or would cause the applicable member of the Seller Group to, enforce, at the request of the Company and at the expense and for the account of the Company, any rights of any member of the Seller Group arising from such Buyer Rights against any third party, including the right to elect to terminate any such Buyer Rights in accordance with the terms of such Buyer Rights upon the written direction of the Company (so long as such termination does not adversely impact the rights of the applicable member(s) of the Seller Group under such Commingled Contract); (ii) without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), Seller Parent will not, or will cause the applicable member of the Seller Group not to, voluntarily terminate or amend, modify or supplement in any manner adverse to the Company (or that would have been adverse to the Business had the Closing not occurred) such Commingled Contract or any Right thereunder (provided any expiration of a Contract in accordance with its terms shall not be deemed a breach of this clause (ii)); and (iii) Seller Parent will give prompt written notice to the Company of any event, fact or circumstance that, to the Knowledge of Seller, with or without notice, lapse of time or both, would or would reasonably be expected to constitute (including the receipt of a notice or other communication relating to) a material default or breach of under such Commingled Contract.

(b)              From and after the Closing Date until the date that is 12 months from the Closing Date, with respect to any Commingled Contract that has been assigned to the Company or its Affiliates (i) at the request of Seller Parent, the Company will, and will direct or cause its Affiliates, to the extent permitted by applicable Law, to use reasonable best efforts (which efforts will not require that the Company pay a third party any money, commence or participate in any Legal Proceeding or offer or grant any accommodation (financial or otherwise) to any third party) to obtain for the Seller Parent (or any other member of the Seller Group) any right or benefit arising under or resulting from the portion of such Commingled Contracts related to the business of the Seller Group (excluding, for the avoidance of doubt, the Business) (collectively, the “Seller Rights”) and will cooperate, to the extent permitted by applicable Law, with the Seller Parent in any other reasonable arrangement proposed by Seller Parent under which (x) the Seller Parent would, in compliance with applicable Law, obtain the benefits and assume the obligations and bear the economic burdens associated with such Commingled Contract to the same extent that such business of the Seller Parent derived a benefit (or assumed the obligations and bore the economic burdens) therefrom prior to the Closing Date and (y) Company would, or would cause the applicable Affiliate thereof to, enforce, at the request of the Seller Parent (or other member of the Seller Group) and at the expense and for the account of the Seller Parent (or other member of the Seller Group), any rights of any member of the Company arising from such Seller Rights against any third party, including the right to elect to terminate any such Seller Rights in accordance with the terms of such Seller Rights upon the written direction of the Seller Parent (or other member of the Seller Group) (so long as such termination does not adversely impact the rights of the Company under such Commingled Contract); (ii) without the prior written consent of the Seller Parent (or other member of the Seller Group) (not to be unreasonably withheld, conditioned or delayed), Company will not, or will cause the Affiliate thereof not to, voluntarily terminate or amend, modify or supplement in any manner adverse to the Seller Parent (or other member of the Seller Group) (or that would have been adverse to such business of the Seller Group had the Closing not occurred) such Commingled Contract or any Right thereunder (provided any expiration of a Contract in accordance with its terms shall not be deemed a breach of this clause (ii)); and (iii) Company will give prompt written notice to the Seller Parent (or other member of the Seller Group) of any event, fact or circumstance that, to the Knowledge of Buyer, with or without notice, lapse of time or both, would or would reasonably be expected to constitute (including the receipt of a notice or other communication relating to) a material default or breach of under such Commingled Contract.

(c)               From and after the Closing Date until the date that is 12 months from the Closing Date, with respect to Commingled Contracts, Seller Parent and the Company, as the case may be, will use their respective reasonable best efforts to enter into a Contract or other arrangement on comparable terms (a “Substitute Contract”) with the counterparty to each Commingled Contract, or any other third party reasonably acceptable to Seller Parent or the Company, as the case may be. The Seller Group’s obligations under Section 2.6(a) with respect to an applicable Commingled Contract and the Company’s obligations under Section 2.6(b) with respect to an applicable Commingled Contract will terminate upon a member of the Company or Seller Group, as applicable, entering into an applicable Substitute Contract pursuant to this Section 2.6(c).

(d)              Notwithstanding any classification of a Commingled Contract as an Acquired Asset pursuant to Section 2.1(a)(v) or Section 2.1(b)(iv) or a Retained Asset pursuant to Section 2.1(d)(iii), Seller Parent and the Company shall (and Seller Parent shall cause the other members of the Seller Group to) cooperate in good faith and use commercially reasonable efforts to assign, in part, (a) to the Company, the portion of any Commingled Contract that is not an Acquired Asset exclusively related to the Business, upon notice from Buyer to Seller Parent that it is electing such Commingled Contract for potential partial assignment pursuant to this Section 2.6(d), and (b) to a member of the Seller Group, the portion of any Commingled Contract that is an Acquired Asset not related to the Business, upon notice to Buyer from Seller Parent that it is electing such Commingled Contract for potential partial assignment pursuant to this Section 2.6(d), in each case on terms and conditions reasonably satisfactory to Seller Parent and Buyer.

2.7            Bank Accounts. Seller Parent and the Company each agrees to take, at or prior to the Separation Time, all actions necessary to amend all Contracts governing each bank and brokerage account owned by the Company and/or VES as set forth on Schedule 2.7 (collectively, the “Company Accounts”) so that such Company Accounts, if currently linked (whether by automatic withdrawal, automatic deposit or any other authorization to transfer funds from or to, hereinafter “linked”) to any bank or brokerage account owned by Seller Parent or any other member of the Seller Group (collectively, the “Seller Accounts”), are de-linked from the Seller Accounts. Each of Seller Parent and the Company agrees to take, or cause its Affiliates to take, at or prior to the Separation Time, all actions necessary to amend all Contracts governing the Seller Accounts so that such Seller Accounts, if currently linked to a Company Account, are de-linked from the Company Accounts.

ARTICLE III

FURTHER ASSURANCES AND ADDITIONAL COVENANTS

3.1            Further Assurances.

(a)               In addition to the actions specifically provided for elsewhere in this Agreement, following the Separation Date, and subject to the terms and conditions of this Agreement, each of the Parties shall execute and deliver such additional documents, instruments and assurances and take such other actions as may reasonably be requested to carry out and give effect to the transactions contemplated by this Agreement and the Business Transfer Documents. The members of the Seller Group agree, for the benefit of Buyer, that the Business Transfer Documents shall be reasonably acceptable to Buyer and that Buyer shall have a reasonable opportunity to review the same prior to the Separation Time.

(b)               Without limiting the foregoing, from and after the Separation Time, each Party shall cooperate with the other parties, without any further consideration, but at the expense of the requesting party, to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any Permit or Contract, and to take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement and the Business Transfer Documents, in order to effectuate the provisions and purposes of this Agreement and the Business Transfer Documents, including the transfers of the Acquired Assets and Retained Assets and the assignment and assumption of the Assumed Business Liabilities and the Retained Business Liabilities.

(c)            Misallocated Assets. If, following the Separation Date, any right, property or asset that is a Acquired Asset is found to have been retained by any member of the Seller Group in error, then the applicable member of the Seller Group shall promptly transfer, at no cost to the Company, such right, property or asset (and any related Assumed Liability, but excluding any Retained Business Liability) to the Company.

3.2            Misdirected Payments and Correspondence.

(a)               Following the Separation Date, Seller Parent shall, and shall cause the other members of the Seller Group to, (i) promptly forward to the Company (in accordance with Section 6.1) (A) any payment which per the terms of this Agreement or the Purchase Agreement belongs to the Company that is received by any member of the Seller Group after the Separation Date and (B) copies of any communications received by any member of the Seller Group after the Separation Date from a customer or other business partner to the extent related to the Business; and (ii) provide the Company’s contact information set forth in Section 6.1 to any Person who contacts Seller Parent or any member of the Seller Group about any of the Acquired Assets or Assumed Business Liabilities.

(b)            Following the Closing, the Company shall, and shall cause its Affiliates to, (i) promptly forward to the Seller (in accordance with Section 6.1) (A) any payment which per the terms of this Agreement or the Purchase Agreement belongs to any member of the Seller Group that is received by the Company after the Closing and (B) to the extent permitted by Law or applicable confidentiality or privilege, copies of any written communications received from third parties by the Company or any of its Affiliates regarding any of the Retained Assets or Retained Business Liabilities and (ii) provide Seller Parent’s contact information set forth in Section 6.1 to any Person who contacts the Company or any of its Affiliates about any of the Retained Assets or Retained Business Liabilities.

(c)            The Parties acknowledge and agree that there is no right of set-off regarding the payments described in clauses (a) and (b) above and a Party may not withhold such payments in the event there is a dispute regarding this Agreement, any of the other Transaction Agreements or any of the transactions contemplated hereby or thereby.

3.3            Insurance. If, between the date hereof and the Closing, there shall occur any physical damage to or destruction of, or theft or similar loss of, any tangible Acquired Assets (a “Casualty Loss”), then (i) Seller Parent shall use its commercially reasonable efforts to replace or repair, or cause to replace or repair (as applicable) the asset or property subject to such Casualty Loss to the extent necessary so that the operation of the Business can continue in the Ordinary Course of Business; or (ii) if the Closing is consummated notwithstanding such Casualty Loss, and if such damaged, destroyed, stolen or lost Acquired Assets have not been repaired or replaced as of the Closing, then, without limiting Buyer’s other rights under this Agreement or the Purchase Agreement, Seller Parent shall, and shall cause its Affiliates to, use commercially reasonable efforts to collect amounts due (if any) under Seller Group’s insurance policies in respect of any Casualty Loss and promptly, after any casualty insurance proceeds payable to any member of the Seller Group with respect to such Casualty Loss have been actually collected by the applicable member of the Seller Group, Seller Parent shall, or shall cause the applicable member of the Seller Group to, pay to Buyer or its designated Affiliate the aggregate amount of such casualty insurance proceeds net of any costs or expenses incurred in obtaining such recovery (which such amounts shall be included as Acquired Assets).

3.4            Retained Records. From and after the Separation Time, Buyer shall, and shall cause its Affiliates to, retain, and Seller Parent shall, and shall cause the other members of the Seller Group to, retain, for at least seven years after the Separation Time, all books, records and other documents pertaining to the Business that relate to the period prior to the Separation Time and any Commingled Contracts, Acquired Assets, Retained Assets, Assumed Business Liabilities or Retained Business Liabilities (whether before or after the Separation Time), and to make the same available after the Separation Time for inspection and copying by Seller Parent or Buyer (or their respective Affiliates), as applicable, during regular business hours and upon reasonable request. At and after the expiration of such period, if any Party or any of its respective Affiliates has previously requested that such books and records be preserved, such Party shall, and shall cause its applicable Affiliates to, either preserve such books and records for such reasonable period as may be requested or transfer such books and records to such other Party or its designated Affiliates at such requesting Party’s expense.

ARTICLE IV

TERMINATION

4.1           Termination. In the event of a termination of the Purchase Agreement in accordance with its terms for any reason prior to Closing, this Agreement shall automatically and simultaneously terminate without any action by the Parties and the provisions set forth herein shall become null and void.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.1           Disclaimer of Representations and Warranties. EACH OF THE PARTIES HERETO UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT, NO PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE ACQUIRED ASSETS, ASSUMED LIABILITIES, RETAINED ASSETS, RETAINED BUSINESS LIABILITIES, THE BUSINESS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE VI

MISCELLANEOUS

6.1            Notices. All notices, consents, waivers, and other communications under this Agreement must be delivered in accordance with the terms of Section 10.2 of the Purchase Agreement, which such terms are incorporated by reference herein, mutatis mutandis, substituting the Company for the Buyer, as applicable.

6.2            Severability. The terms of Section 10.6 of the Purchase Agreement are incorporated by reference herein, mutatis mutandis.

6.3            Specific Performance. The Parties agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and accordingly (a) the Parties shall be entitled to injunctive or other equitable relief to prevent breaches of this Agreement and to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity; (b) the Parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief; and (c) the Parties will waive, in any action for specific performance, the defense of adequacy of a remedy at law. A Party’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such Party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by such Party.

6.4            Entire Agreement; Amendment. This Agreement, the Purchase Agreement and the Business Transfer Documents (including the exhibits and schedules included herewith and therewith) supersede all prior agreements between the Parties with respect to their respective subject matter and constitute a complete and exclusive statement of the terms of the agreement between the Parties with respect to the respective subject matter; provided that the Purchase Agreement shall be the exclusive agreement among the Parties with respect to all employment, benefits and compensation matters. This Agreement may not be amended, modified or supplemented and no right of the Company hereunder may be waived, assigned or transferred, in any manner, except by an instrument in writing signed on behalf of each Party and Buyer.

6.5            Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any Party hereto (including by operation of law in connection with a merger or consolidation) without the prior written consent of the other parties hereto; provided, however, that any Party hereto may assign any or all of its rights and/or obligations under this Agreement to one or more its Affiliates. Any attempted assignment in violation of this Section 6.5 shall be null and void. This Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of each of the Parties.

6.6            Third-Party Beneficiaries. Each Party acknowledges and agrees that (a) Buyer shall be an express third-party beneficiary of this Agreement and shall be entitled to enforce any legal or equitable remedy of the Company under this Agreement. Except for the Buyer or as specifically set forth in the Business Transfer Documents, this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their successors and permitted assigns and nothing in this Agreement expressed or implied shall give or be construed to give to any Person, other than the Parties and such successors and permitted assigns, any legal or equitable rights under this Agreement.

6.7            Waiver. The rights and remedies of Buyer and the Parties are cumulative and not alternative. The failure or delay on the part of Buyer or a Party in exercising any right, power, or privilege under this Agreement or the Business Transfer Documents will not operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

6.8            Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)               All matters arising out of or in connection with this Agreement and its exhibits and schedules (whether arising in contract, tort, equity or otherwise), including the construction and interpretation thereof and the legal relations between the parties hereto, shall be governed by the laws of the State of New York without regard to the location of physical assets or to conflicts of laws principles.

(b)              Each Party irrevocably agrees that any Legal Proceeding arising out of or relating to this Agreement brought by the other Party or its successors or assigns shall be brought and determined in any State or federal court in the State of New York, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement, the Business Transfer Documents and the transactions contemplated hereby. Each of the Parties agrees not to commence any Legal Proceeding relating thereto except in the courts described above in the State of New York, other than Legal Proceedings in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason; (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) that (i) the Legal Proceeding in any such court is brought in an inconvenient forum; (ii) the venue of such Legal Proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c)               EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR THE BUSINESS TRANSFER DOCUMENTS, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BUSINESS TRANSFER DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (C) IT MAKES SUCH WAIVER VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.8(C).

6.9            No Recourse. The terms of Section 10.18(a) of the Purchase Agreement are incorporated by reference herein, mutatis mutandis.

6.10          Force Majeure. No party shall be deemed in default of this Agreement or any Business Transfer Document to the extent that any delay or failure in the performance of its obligations under this Agreement or any Business Transfer Document, other than a delay or failure to make a payment, results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

6.11          Limitations of Liability. No Party or any of its Affiliates shall be liable to any other Party (or to Buyer or any of its Affiliates) for Damages relating to this Agreement other than pursuant to Article IX of the Purchase Agreement.

6.12          Execution of Agreements. The terms of Section 10.19 of the Purchase Agreement are incorporated by reference herein, mutatis mutandis.

6.13          Expenses. The terms of Section 10.1 of the Purchase Agreement are incorporated by reference herein, mutatis mutandis.

6.14         Waiver of “Bulk-Sale” Laws. Each of the Parties hereby waives compliance with the requirements and provisions of any “bulk-sale” or “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the transfer or sale of any or all of the Acquired Assets.

6.15          Exhibits and Schedules. The terms of Section 10.20 of the Purchase Agreement are incorporated by reference herein, mutatis mutandis.

6.16          Conflict with Another Transaction Agreement. If there is any conflict between this Agreement and another Transaction Agreement (other than the Purchase Agreement), each of this Agreement and such other Transaction Agreement is to be interpreted and construed, if possible, so as to avoid or minimize such conflict, but, to the extent (and only to the extent) of such conflict, this Agreement shall prevail and control.

6.17          Remedies. The terms of Section 10.15 of the Purchase Agreement are incorporated by reference herein, mutatis mutandis.

6.18         Reliance on Counsel and Legal Representation. The terms of Sections 10.16 and 10.17 of the Purchase Agreement are incorporated by reference herein, mutatis mutandis.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have each caused this Agreement to be executed as of the date first written above by their respective duly authorized representatives.

TRANSFERRING PARTIES:

VERSO CORPORATION

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Interim Chief Executive Officer

VERSO Paper Holding LLC

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Interim Chief Executive Officer

VERSO MINNESOTA WISCONSIN LLC

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Interim Chief Executive Officer

VERSO ENERGY HOLDING LLC

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Interim Chief Executive Officer

THE COMPANY:

VERSO ANDROSCOGGIN LLC

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Interim Chief Executive Officer

[Signature Page to Assignment of Membership Interests]

EXHIBIT A

ASSIGNMENT OF MEMBERSHIP INTERESTS

(Verso Energy Services LLC)

This ASSIGNMENT OF MEMBERSHIP INTERESTS (this “Agreement”) is made and entered into on [●], 20[●] (the “Effective Date”), by and between Verso Energy Holding LLC, a Delaware limited liability company (“Assignor”), and Verso Androscoggin LLC, a Delaware limited liability company (“Assignee”). All capitalized terms used but not defined herein shall have the meaning ascribed thereto in that certain Restructuring Agreement, dated as of November 11, 2019, by and among Verso Corporation, a Delaware Corporation, Assignee and the other parties party thereto (the “Restructuring Agreement”).

WHEREAS, Assignor is the sole member of Verso Energy Services LLC, a Delaware limited liability company (the “Company”), and owns 100% of the issued and outstanding membership interests (the “Membership Interests”) in the Company under the Company’s Amended and Restated Limited Liability Company Agreement, dated as of December 20, 2016 (the “LLC Agreement”); and

WHEREAS, pursuant to and in accordance with the terms and conditions set forth in the Restructuring Agreement, Assignor has agreed to sell, assign, transfer, convey and deliver to Assignee, free and clear of all liens and encumbrances of any kind whatsoever, and Assignee has agreed to receive, acquire and accept all of the rights, title and interest in and to the Membership Interests (the “Assignment”); and

WHEREAS, pursuant to and in accordance with the terms and conditions set forth in the Restructuring Agreement, Assignee has agreed to accept the Assignment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Restructuring Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Assignor and Assignee, intending to be legally bound, hereby agrees as follows:

1. Assignment of Membership Interests. Assignor hereby sells, assigns, transfers, conveys and delivers to Assignee all of Assignor’s right, title and interest in and to the Membership Interests and all of its rights under the LLC Agreement. Assignee hereby receives, acquires and accepts from Assignor the Membership Interests and agrees to be bound by, and to become subject to, the terms and provisions of the LLC Agreement.

2. Terms of Restructuring Agreement. Nothing contained herein will itself change, amend, extend, replace or alter (nor should it be deemed or construed as changing, amending, extending, replacing or altering) the terms or conditions of the Restructuring Agreement in any manner whatsoever. This instrument does not create or establish rights, liabilities or obligations not otherwise created or existing under or pursuant to the Restructuring Agreement. Each of the parties acknowledges and agrees that the terms and conditions contained in the Restructuring Agreement will not be superseded hereby but will remain in full force and effect to the full extent provided therein. Each of the parties hereto agrees that this Agreement shall be a Business Transfer Document under and as defined in the Restructuring Agreement.

3. Miscellaneous. The terms of Sections 2.4, 3.1, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.12, 6.13, 6.14, 6.16 and 6.17 of the Restructuring Agreement are incorporated by reference herein, mutatis mutandis.

[Signature Page Follows]

2

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Agreement as of the day and year first written above.

ASSIGNOR:

VERSO ENERGY HOLDING LLC

By:
Name:
Title:

ASSIGNEE:

VERSO ANDROSCOGGIN LLC

By:
Name:
Title:

[Signature Page to Assignment of Membership Interests]

EXHIBIT B

ASSIGNMENT OF INTELLECTUAL PROPERTY AGREEMENT

This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT, dated as of [●], 20[●] (this “Agreement”), is entered into by and among (i) Verso Corporation, a Delaware corporation (“Seller Parent”), (ii) Verso Minnesota Wisconsin LLC, a Delaware limited liability company, (iii) each of the other direct or indirect subsidiaries of Seller Parent holding the Business Intellectual Property signatory hereto (each party referred to in clauses (i), (ii) and (iii), an “Assignor”), and (iv) Verso Androscoggin LLC, a Delaware limited liability company (the “Assignee”). All capitalized terms used but not defined herein shall have the meaning ascribed thereto in that certain Restructuring Agreement, dated as of November 11, 2019, by and among Seller Parent, the Assignee and the other parties party thereto (the “Restructuring Agreement”).

RECITALS

A.                WHEREAS, pursuant to the terms of the Restructuring Agreement, the parties hereto have agreed, among other things, that the Assignors desire to transfer to Assignee, and Assignee desires to acquire from the Assignors, the Business Intellectual Property, including the Intellectual Property set forth in Schedule 1 attached hereto; and

B.                 WHEREAS, the parties hereto desire to provide for the assignment of such right, title and interest in, to and under the Business Intellectual Property as contemplated by the Restructuring Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, and for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.                  Assignment. Assignors, jointly and individually, hereby assign, convey, transfer, and deliver (collectively, the “Assignment”) to Assignee, and Assignee hereby acquires from Assignors, such parties’ title and interest in, to and under the Business Intellectual Property, and any and all goodwill symbolized thereby (as applicable), including the Business Intellectual Property set forth on Schedule 1 attached hereto and all rights to collect royalties, damages and profits, relating to all past, present and future causes of action and other enforcement actions relating to the Business Intellectual Property, including the right to sue and recover for, and the right to profits and damages, arising out of or in connection with, any and all past, present or future infringements of any Business Intellectual Property.

2.                  Recordation of Assignment. The Assignment may be made of record in any government and/or administrative authorities, including in the United States Patent and Trademark Office and the United States Copyright Office, as appropriate and desired by Assignee.

3.                  Terms of Restructuring Agreement. Nothing contained herein will itself change, amend, extend, replace or alter (nor should it be deemed or construed as changing, amending, extending, replacing or altering) the terms or conditions of the Restructuring Agreement in any manner whatsoever. This instrument does not create or establish rights, liabilities or obligations not otherwise created or existing under or pursuant to the Restructuring Agreement. Each of the parties acknowledges and agrees that the terms and conditions contained in the Restructuring Agreement will not be superseded hereby but will remain in full force and effect to the full extent provided therein. Each of the parties hereto agrees that this Agreement shall be a Business Transfer Document under and as defined in the Restructuring Agreement.

4.                  Miscellaneous. The terms of Sections 2.4, 3.1, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.12, 6.13, 6.14, 6.16 and 6.17 of the Restructuring Agreement are incorporated by reference herein, mutatis mutandis.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Parties have executed this Agreement as of this date first above written.

ASSIGNORS:

VERSO CORPORATION

By:
Name:
Title:

VERSO MINNESOTA WISCONSIN LLC

By:
Name:
Title:

VERSO ENERGY HOLDING LLC

By:
Name:
Title:

ASSIGNEE:

VERSO ANDROSCOGGIN LLC

By:
Name:
Title:

[Signature Page to Intellectual Property Assignment Agreement]

SCHEDULE 1

EXHIBIT C

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

This Bill of Sale and Assignment and Assumption Agreement, dated as of [●], 20[●] (this “Agreement”), is by and among (i) Verso Corporation, a Delaware corporation (“Seller Parent”), (ii) Verso Minnesota Wisconsin LLC, a Delaware limited liability company, (iii) each of the other direct or indirect subsidiaries of Seller Parent holding the Acquired Assets (other than the VES Interest, the Business Intellectual Property and the Acquired Real Property) signatory hereto (each party referred to in clauses (i), (ii) and (iii), an “Assignor”), and (iv) Verso Androscoggin LLC, a Delaware limited liability company (the “Assignee”). All capitalized terms used but not defined herein shall have the meaning ascribed thereto in that certain Restructuring Agreement, dated as of November 11, 2019, by and among Seller Parent, the Assignee and the other parties party thereto (the “Restructuring Agreement”).

RECITALS

A.       WHEREAS, pursuant to the terms of the Restructuring Agreement, the parties hereto have agreed, among other things, that (i) each of the Assignors shall sell, assign, transfer, convey and deliver to Assignee (or cause to be assigned, transferred, conveyed and delivered to Assignee), and Assignee shall receive, acquire and accept from each of the Assignors, all of such Assignor’s right, title and interest in, to and under all of the Acquired Assets, and (ii) Assignee shall accept, assume and agree faithfully to perform, discharge and fulfill all of the Assumed Business Liabilities in accordance with their respective terms.

B.       WHEREAS, pursuant to the terms of the Restructuring Agreement, Assignee shall not assume any Retained Liabilities, which shall be retained by and remain Liabilities of the applicable member of Seller Group or, to the extent such Liabilities are Liabilities of the Assignee, VES or any Subsidiary thereof, Seller Parent shall assume, pay, perform and discharge such Liabilities.

C.       WHEREAS, the parties hereto desire to provide for the assignment of such right, title and interest in and to the Acquired Assets and for the assumption of the Assumed Business Liabilities.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Restructuring Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Assignors and Assignee, intending to be legally bound, hereby agrees as follows:

1.                  Assignment. Each Assignor hereby sells, assigns, transfers, conveys and delivers (collectively, the “Assignment”) to Assignee all of such Assignor’s respective legal, beneficial, and other right, title, benefit, privilege, and interest in, to and under each of the Acquired Assets (other than the VES Interest, the Business Intellectual Property and the Acquired Real Property) in accordance with the terms and conditions of the Restructuring Agreement.

2.                  Assumption.

A.    Assignee hereby receives, acquires and accepts the Assignment, and assumes and agrees to observe, perform, pay, fulfill and otherwise discharge when due the Assumed Business Liabilities in accordance with the terms and conditions of the Restructuring Agreement.

B.     Seller Parent hereby assumes and agrees to observe, perform, pay, fulfill and otherwise discharge when due all Liabilities that are Retained Liabilities (to the extent such Liabilities are Liabilities of the Company, VES or any Subsidiary thereof) in accordance with the terms and conditions of the Restructuring Agreement. Notwithstanding the foregoing and for the avoidance of doubt, the applicable member of Seller Group shall retain any other Liabilities that are Retained Liabilities to the extent not assumed by Seller Parent.

3.                  Terms of Restructuring Agreement. The scope, nature, and extent of the Acquired Assets and the Assumed Business Liabilities are expressly set forth in the Restructuring Agreement. Nothing contained herein will itself change, amend, extend, replace or alter (nor should it be deemed or construed as changing, amending, extending, replacing or altering) the terms or conditions of the Restructuring Agreement in any manner whatsoever. This instrument does not create or establish rights, liabilities or obligations not otherwise created or existing under or pursuant to the Restructuring Agreement. Each of the parties acknowledges and agrees that the terms and conditions contained in the Restructuring Agreement will not be superseded hereby but will remain in full force and effect to the full extent provided therein. Each of the parties hereto agrees that this Agreement shall be a Business Transfer Document under and as defined in the Restructuring Agreement.

4.                  Miscellaneous. The terms of Sections 2.4, 3.1, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.12, 6.13, 6.14, 6.16 and 6.17 of the Restructuring Agreement are incorporated by reference herein, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of this date first above written.

ASSIGNORS:

VERSO CORPORATION

By:
Name:
Title:

VERSO MINNESOTA WISCONSIN LLC

By:
Name:
Title:

[other seller group members]

By:
Name:
Title:

[Signature Page to Bill of Sale and Assignment and Assumption Agreement]

ASSIGNEE:

VERSO ANDROSCOGGIN LLC

By:
Name:
Title:

[Signature Page to Bill of Sale and Assignment and Assumption Agreement]

Exhibit D

SPECIAL WARRANTY DEED[1]

This Special Warranty Deed is made as of this ____ day of__________, 20__ by VERSO MINNESOTA WISCONSIN LLC, a Delaware limited liability company (“Grantor”) to VERSO ANDROSCOGGIN LLC, a Delaware limited liability company (“Grantee”), (wherever used herein the terms “Grantor” and “Grantee” include all the parties to this instrument and their respective successors and assigns).

Tax Parcel No. _____________________

This is not homestead property.

Please Return To: Brian M. Budnick, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019

Grantor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, sells, and conveys unto Grantee all of the real property located in Portage County, Wisconsin, more particularly described on Exhibit A attached hereto and incorporated herein, together with all of Grantor’s rights, titles and interests, if any, in and to all tenements, hereditaments, fixtures and appurtenances to such real property (collectively, the “Property”); subject to the Permitted Liens (defined below).

Grantor has not conveyed, previously, the Property or any right, title or interest therein, to any person other than Grantee and that such estate is free from encumbrances done, made or suffered by Grantor or any person under it EXCEPTING the permitted liens set forth on Exhibit B attached hereto and made a part hereof (the “Permitted Liens”).

TO HAVE AND TO HOLD the Property, unto Grantee, its successors and assigns forever, and Grantor further warrants the title to the Property and agrees to defend the same against the lawful claims of all persons claiming by, through or under Grantor, but not otherwise, and in all events subject to the Permitted Liens.

[Signature on Following Page]

1 Note to Draft: This form deed will be used to transfer any Stevens Point Acquired Owned Real Property pursuant to the Restructuring Agreement; the form of special warranty deed will vary for local law provisions and requirements in any jurisdiction other than Wisconsin.

IN WITNESS WHEREOF, this Special Warranty Deed is executed by Grantor to be effective as of the ___ day of ____________, 20 .

GRANTOR:

VERSO MINNESOTA WISCONSIN LLC, a Delaware limited liability company

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF ______________	)
) ss.
COUNTY OF ____________	)

Personally came before me on _____________, 20___, the above named _______________ to me known to be the person(s) who executed the foregoing instrument and acknowledged the same.

_____________________________________

Notary Public, State of _________________

My Commission expires: _______________

This instrument was drafted by:

________________________

________________________

________________________

________________________

Exhibit A

Legal Description

Exhibit B

Permitted Liens

“Permitted Liens” means the following to the extent each affects the Property, all as of the date hereof: (a) liens for real property taxes and assessments that are (i) not yet due and payable or (ii) being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained by Grantor in accordance with GAAP, (b) liens of lessors, carriers, warehousemen, mechanics, materialmen and similar liens, including statutory liens and liens imposed by law, incurred in the ordinary course of business consistent with past practice (i) for amounts that are not yet due and payable or (ii) the validity or amount of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained by Grantor in accordance with GAAP, (c) all pledges, deposits or other liens securing the performance of bids, trade contracts, statutory obligations or leases incurred in the ordinary course of business consistent with past practice, (d) all zoning, conservation restriction and other land use regulations imposed by any governmental authority having jurisdiction over the Property (but excluding violations thereof), (e) easements, covenants, conditions, restrictions, rights-of-way, encroachments or other minor imperfections of title and other similar encumbrances, whether or not of record, that do not or would not reasonably be expected to materially impair the present use or occupancy of the Property, (f) all matters shown on any title commitment, title policies or surveys made available to Pixelle Specialty Solutions LLC prior to the date hereof, and (g) any matter that would be reflected on a current and accurate ALTA/NSPS survey of the Property; provided such matter does not or would not reasonably be expected to materially impair the present use or occupancy of the Property.

Exhibit 2

EXECUTION VERSION

EXHIBIT B

TERM SHEET

PULP SUPPLY AGREEMENT

The following term sheet (including any schedules and riders attached thereto, this “Term Sheet”) sets forth the indicative terms and conditions for the supply of bleached hardwood kraft pulp (“BHK”) (a) in dried bales (“BHK Bales”) produced by Seller Group at the Quinnesec, MI mill and/or (b) in wet lap form (“Wet Lap”) produced by Seller Group at the Wisconsin Rapids, WI mill to Pixelle Specialty Solutions LLC, a Delaware limited liability company (“Buyer”) following the closing of the transactions contemplated by that certain Membership Interest Purchase Agreement dated as of November 11, 2019, by and among Seller, Seller Parent and Buyer (the “Purchase Agreement”), pursuant to which Buyer shall, on the Closing Date, acquire certain assets relating to Seller Group’s ownership and operation of the paper mill and related manufacturing operations located in Stevens Point, Wisconsin (the “SP Mill”) and the pulp, paper and paper-based mill and related manufacturing operations located in Jay (Androscoggin), Maine (the “Jay Mill”, and together with the SP Mill, the “Mills”). Each of Seller Parent and Buyer may be hereinafter referred to as a “Party” and jointly as the “Parties.” Capitalized terms used but not defined in this Term Sheet have the meanings ascribed to those terms in the Purchase Agreement.

The intent of this Term Sheet and the anticipated Pulp Supply Agreement is to set forth terms governing the provision of the supply of BHK to the Mills in a substantially comparable manner to the manner in which BHK was supplied to the SP Mill by the Seller Group prior to the Closing Date. In addition to the specific terms set forth in this Term Sheet, the Supply Agreement shall contain customary terms, conditions and warranties typical in the industry for agreements of this type (and, to the extent not inconsistent with the terms set forth in this Term Sheet, no less favorable to Buyer than the existing BHK supply agreements to SP Mill from the Seller Group).

1.	Provision and Payment for BHK. Seller Parent shall, and shall cause Seller Group to, provide BHK to Buyer and Buyer shall pay for the BHK it receives in each case in accordance with the terms set forth in Schedule 1 hereto.

2.	Term. Unless terminated earlier by mutual agreement of the Parties or execution by the Parties of the Pulp Supply Agreement, this Term Sheet shall survive until the expiration of all terms (including applicable renewal terms).

3.	Assignment. This Term Sheet may not be assigned by either Party hereto without the prior written consent of the other Party. Notwithstanding the foregoing, Buyer may assign its rights or delegate its obligations under this Term Sheet to any of its Affiliates (including, after the Closing, to Verso Androscoggin LLC) at any time, whether prior to or following the Closing Date, without Seller Parent’s consent; provided, however, that no such assignment to an Affiliate shall relieve Buyer from any of its obligations under this Term Sheet.

This Term Sheet is intended to be a legally binding and enforceable agreement between the Parties and their respective successors and assigns. After the execution and delivery of this Term Sheet but prior to or simultaneously with the Closing, the Parties shall negotiate in good faith and enter into one or more supply agreements (any such supply agreement, a “Pulp Supply Agreement”) based on the terms set out in the summary of terms attached hereto with such amendments and modifications thereto as may be agreed between the Parties, which shall supersede this Term Sheet upon execution thereof by the Parties; provided that this Term Sheet shall remain final and binding on the Parties (and the Parties shall and shall cause their respective Affiliates and successors and permitted assigns to perform their respective obligations in respect hereof) if and to the extent that such Pulp Supply Agreement is not duly executed by the Parties (or their applicable Affiliates or successors and permitted assigns) as of the Closing (in which case, following the Closing, the Parties shall, and shall cause their respective Affiliates or successors and permitted assigns, as applicable, to continue to negotiate in good faith and enter into a definitive Pulp Supply Agreement on terms and conditions based on the terms set forth in this Term Sheet).

The terms of Sections 10.6, 10.8, 10.9, 10.10 and 10.19 of the Purchase Agreement are incorporated by reference herein, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have duly executed this Term Sheet as of the date first written above.

VERSO CORPORATION

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Interim Chief Executive Officer

[Signature Page to Term Sheet]

PIXELLE SPECIALTY SOLUTIONS LLC

By:	/s/ Timothy Hess
Name:	Timothy Hess
Title:	President

[Signature Page to Term Sheet]

SCHEDULE 1

GENERAL TERMS

Seller	Verso Corporation and/or its Affiliates (such seller, the “Seller”)
Buyer	Pixelle Specialty Solutions LLC and/or its Affiliates and/or its permitted successors and assigns.
Products	Bleached hardwood kraft pulp (“BHK”), in dried bales (“BHK Bales”) produced at the Quinnesec, MI mill and in wet lap form (“Wet Lap”), produced at the Wisconsin Rapids, WI mill.
Mills	The paper mill and related manufacturing operations located in Stevens Point, Wisconsin (the “SP Mill”).
Term	Four years for each of the Wet Lap supply and the BHK Bales supply (the “Initial Term”), subject to renewal as set forth below.
Renewal

Buyer shall have the right in its sole and absolute discretion to elect, at least six months prior to the expiration of the Initial Term, to extend the term of the Pulp Supply Agreement by four years from the Initial Term.

Volume

The Pulp Supply Agreement shall provide that Buyer shall purchase from Seller 4,600 ADMT of BHK Bales per calendar month and 4,300 ADMT of Wet Lap per calendar month, in each case subject to a difference of +/- 10% ADMT per calendar month.

The methodology for measuring the ADMT or other measurement of BHK supplied as BHK Bales or Wet Lap under the Pulp Supply Agreement shall each be mutually agreed by the Parties and set forth in the Pulp Supply Agreement.

Buyer to provide Seller with reasonable notice of any material reductions of its BHK demand and Seller to provide Buyer with reasonable notice of any material reductions of BHK Baled or Wet Lap supply.

Pricing, Freight and Invoices

The Price for the BHK shall be determined monthly based on the RISI Table 5 Index price for BHK delivered to the United States, less 43% discount for shipments of BHK Bales, and less 46% discount for Wet Lap.

On the first business day of each month, Seller shall calculate a sales price (“Monthly Price”) based on the published RISI Table 5 Index price for the prior month. The Monthly Price shall be invoiced for all sales shipped during the calendar month.

Shipment Terms are F.O.B. Seller’s Quinnesec, MI and Wisconsin Rapids, WI mills.

The Monthly Price includes shipment to the SP Mill (a) by rail mode for all shipments from the Quinnesec, MI mill, and (b) by truck mode for all shipments from the Wisconsin Rapids, WI mill.

Where Buyer agrees in advance to receive any shipment from the Quinnesec, MI mill by truck mode, the Monthly Price shall be adjusted by Seller to reflect additional costs associated with such shipment due to truck mode (it being understood that the use of truck mode is subject to equipment availability, volume restrictions, and lead times). Truck mode is the sole means of transportation available from the Wisconsin Rapids, WI mill.

Buyer is responsible for all railcar detention, demurrage, switching, and other charges that may be levied by the railroad at the receiving yard

Seller shall invoice Buyer for all BHK upon shipment. Payment terms are net 60 days for all invoices.

Delivery	Title to all products passes when the product is delivered to first carrier for delivery.
Volume Shortfall

In the event that Seller is unable to provide the scheduled volume of BHK for any calendar month, other than as a result of (a) a “Force Majeure” event (as such term or equivalent term shall be defined in the Pulp Supply Agreement) or (b) as a result of planned maintenance downtime whereby insufficient Wet Lap or BHK Bales are produced at Seller Group’s applicable mills (which shall be subject to the paragraph set forth below), (i) Seller shall provide Buyer with notice of the volume shortfall (including details regarding the causes of such shortfall) as soon as practicable and in no event fewer than seven calendar days prior to the scheduled delivery, and (ii) either (A) Seller shall obtain Replacement BHK from another source and provide the Replacement BHK to Buyer at the Monthly Price, or (B) if Seller does not obtain the Replacement BHK, Seller shall reimburse Buyer for the difference between the market price paid by Buyer to a third party supplier, as evidenced by an invoice of such Replacement BHK, and the Monthly Price. The remedies designated above shall be Buyer’s sole, exclusive remedy for any Volume Shortfall (other than as a result of the events described in clauses (a) and (b) of this Volume Shortfall section).

In the event of an anticipated shortfall as a result of the events described in clause (b) of this Volume Shortfall section above, Seller shall promptly notify Buyer of the applicable planned downtime at either the Quinnesec, MI mill or the Wisconsin Rapids, WI mill no later than six months prior to the date of the planned downtime at such mill and Buyer shall have the right (but not the obligation) to increase the monthly volume of BHK to be purchased from Seller, on a pro rata basis for the period commencing with the month following receipt of such notice of planned downtime and ending on the date immediately prior to the commencement of the planned downtime, by the number of tons reasonably estimated to constitute the expected volume shortfall; provided, the volume that will be shipped in advance shall not exceed 1,000 tons per month or 6,000 tons per year (in each case, measured by ADMT) from the applicable mill. Buyer, at its option, shall not be required to increase its volume requirements for the calendar year and its volume requirement with respect to the applicable mill over the next succeeding six months following the end of the applicable mill downtime shall be adjusted downward by the amount of volume so shipped in advance.

If Buyer elects to source BHK from an alternative source during a scheduled downtime at an applicable mill, Buyer’s volume requirement with respect to the applicable mill shall be adjusted downward during the applicable calendar year by the number of tons (measured by ADMT) reasonably estimated to constitute the expected volume shortfall.

“Replacement BHK” shall be any commercially available BHK or suitable substitutable product readily available for sale.

Specifications	As set forth on the rider entitled “Specifications” attached.

SPECIFICATIONS RIDER

The pulp supplied under the Pulp Supply Agreement shall be manufactured subject to the following specifications (the “Specifications”):

Property Brightness (ISO), min. / tgt. Dirt (ppm), max. Viscosity (cps), min. % Air Dry, tgt. % Oak, tgt. / max.	Quinnesec 88.0 / 90.0 1.0 15 97% 2% / 4%	Wisconsin Rapids 87.0 / 89.0 1.0 15 55% 0% / 10%
Species	Mixed Northern Hardwood.
Bleaching	ECF.
Wet Lap Process	Per the existing Stevens Point standard.
Reporting

Seller shall prepare and deliver reports as to the pulp quality on a monthly basis, with such report to include, among others, average monthly specifications for:

•         Brightness

•         Dirt count

•         Viscosity

•         % Air Dry

FSC Certification	At least 2,000 tons per month (measured by ADMT) of the BHK supplied under the Pulp Supply Agreement shall be certified under the Forestry Stewardship Council standards.
Quality Control

Seller agrees to perform quality testing sufficient to ensure the quality requirements set forth in this specifications rider to the Term Sheet are at least at a level and manner consistent with Seller’s customary past practices at the Mills. Seller agrees to meet in all material respects all specifications consistent with such past practices, including, but not limited to, those specified in these Specifications. As new Specifications are developed or existing Specifications are altered by Seller or Buyer, each Party shall provide the other Party the opportunity to review and consider in good faith the proposed new or altered Specifications prior to implementation.

Warranties; Rejection and Return	Seller to represent and warrant to Buyer that the BHK shall meet the applicable Specifications. If any BHK does not conform to the Specifications, Buyer shall notify Seller and may (a) reject such non-conforming BHK within 60 days from the date of delivery to Buyer and, if agreed to by Seller, return it to Seller or dispose of it as otherwise directed by Seller in each case at Seller’s sole expense or (b) accept such product for use; provided that Seller shall provide a credit to Buyer for the lesser of (x) actual costs incurred by Seller in the use of such non-conforming product and (y) the market cost for replacement of such non-conforming product. In such event, Buyer shall be entitled to a credit for the costs of such BHK and the return or disposal of such BHK and the subsequent invoice delivered to Buyer shall reflect such credit (or if the applicable term has expired and there is no subsequent invoice against which to credit such amount, Seller shall promptly reimburse Buyer for such costs). Seller agrees to make every reasonable effort to resolve claims in a 30-day period after notice by Buyer and in the event that it is determined that the BHK did not meet the Specification requirements, Seller shall provide disposition instructions to Buyer within seven days of such determination. The remedies contained in this paragraph shall be the sole remedies for the non-conformity regarding Specifications and such remedies shall not include any downstream non-conformity not directly attributable to the Specifications of the BHK.